Exhibit 10.3

FIRST AMENDMENT
OF
NORTHWEST AIRLINES
EXCESS PENSION PLAN FOR SALARIED EMPLOYEES
(2001 Restatement)

The “NORTHWEST AIRLINES EXCESS PENSION PLAN FOR SALARIED EMPLOYEES” was established by Northwest Airlines, Inc., a Minnesota corporation, effective as of January 1, 1985.  That Plan was amended and restated in its entirety effective January 1, 1989 and effective January 1, 1994.  That Plan was again amended and restated in its entirety effective January 1, 2001 by the adoption of the “NORTHWEST AIRLINES EXCESS PENSION PLAN FOR SALARIED EMPLOYEES (2001 Restatement)” (hereinafter referred to as the “Plan document”).  The Plan document, as so adopted, is hereby amended in the following respects:

1.                 GENERAL STATEMENT OF PURPOSE.  The purpose of this First Amendment is to implement the decision of Northwest Airlines, Inc. that the accrual of benefits under the Excess Plan permanently cease as of the Accrual Cessation Date hereinafter specified.

(a)                                                                      This First Amendment shall not cause the termination of the Plan document in the sense of winding up and fully paying benefits earned.

(b)                                                                     Absent some further action by this corporation, the benefits due under the Plan document as of the Accrual Cessation Date shall continue to be held and paid under the terms of the Plan document as if there had been no cessation of accruals.

(c)                                                                      The Plan document and this First Amendment shall be construed and administered on a basis consistent with this general statement of purpose.  In giving fully and complete effect to this general statement of purpose, no significance shall attach to the placement of the following rules in the Plan document or to the repetition of some but not other of the following rules.

2.                 CESSATION OF ACCRUALS.  Effective as of the Accrual Cessation Date, Section 1 of the Plan document is amended by adding thereto the following Section 1.3.

1.3.              Accruals Cease.  Effective as of the Accrual Cessation Date, the accrual of benefits under this Excess Plan shall cease.

3.                 PARTICIPATION CLOSED.  Effective as of the Accrual Cessation Date, Section 3.2 of the Plan document is amended by adding thereto the following sentence.

No individual who has not become a Participant in this Excess Plan before the Accrual Cessation Date shall thereafter become a Participant in this Excess Plan.

4.                 CESSATION OF ACCRUALS.  Effective as of the Accrual Cessation Date, Section 4 of the Plan document is amended by adding thereto the following Section 4.3.

4.3.              Cessation of Accruals.  Because the Qualified Pension Plan has been amended to cease the accrual of additional benefits as of the Accrual Cessation Date, the accrual of benefits under this Excess Plan shall, necessarily and automatically, cease at that same time and in a similar manner.

5.                 CLARIFICATION.  Effective as of the Accrual Cessation Date, Section 9.1 of the Plan document is amended to read as follows.

9.1.              Defined Terms.  The Qualified Pension Plan shall mean and refer to the “Northwest Airlines Pension Plan for Salaried Employees” and the Qualified Pension Plan documents shall mean and refer to the “Northwest Airlines Pension Plan for Salaried Employees (2001 Restatement)” and amendments thereof.  Words and phrases used in this Excess Plan with initial capital letters, which are defined in the Qualified Pension Plan documents and which are not separately defined in this Excess Plan, shall have the same meaning ascribed to them in the Qualified Pension Plan documents unless in the context in which they are used it would be clearly inappropriate to do so.

6.                 SAVINGS CLAUSE.  Save and except as hereinbefore expressly amended, the Plan document shall continue in full force and effect.